UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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MULTI-MANAGER GLOBAL REAL ESTATE FUND

INFORMATION STATEMENT	SEPTEMBER 25, 2026

Dear Northern Funds Investor:

On June 30, 2026, Janus Henderson Group plc (“JHG”), the parent company of Janus Henderson Investors US LLC (“JHIUS”), sub-adviser to the Multi-Manager Global Real Estate Fund (the “Fund”), completed a take-private transaction with Trian Fund Management, L.P. (“Trian”) and General Catalyst Group Management, LLC (“General Catalyst”) in which JHG was acquired by Jupiter Company Limited, a holding company formed by Trian and General Catalyst (the “Transaction”). The Transaction was deemed to be a “change in control” of JHIUS under the Investment Company Act of 1940, as amended (the “1940 Act”). As required under the 1940 Act, the sub-advisory agreement between Northern Trust Investments, Inc. (“NTI”) and JHIUS with respect to the Fund (the “Original Sub-Advisory Agreement”) provided for automatic termination upon an assignment, including a change in control. In consideration of the change in ownership of JHIUS, the Board of Trustees of the Trust approved a new sub-advisory agreement between NTI and JHIUS (the “New Sub-Advisory Agreement”). The New Sub-Advisory Agreement took effect on July 1, 2026 and is substantially similar to the Original Sub-Advisory Agreement. There have been no changes to the Fund’s portfolio managers, investment objectives, or principal investment strategies and risks.

Please take a moment to read the enclosed Information Statement that describes the changes discussed above. We believe that the continued engagement of JHIUS as sub-adviser to the Fund following the change in control is still in the best interest of the Fund and its shareholders. We will continue to monitor JHIUS’ performance as a sub-adviser to the Fund. If you have any questions about your investment in the Fund, please contact your financial advisor or call (800) 595-9111.

Best regards,

James D. Hardman

Northern Trust Investments, Inc.

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	800-595-9111	WWW.NORTHERNTRUST.COM/FUNDS

Northern Funds Distributors, LLC, not affiliated with Northern Trust.

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

NORTHERN FUNDS—MULTI-MANAGER GLOBAL REAL ESTATE FUND

This Information Statement is being provided to the shareholders of the Multi-Manager Global Real Estate Fund (the “Fund”), a series of Northern Funds, a Delaware statutory trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the U.S. Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment adviser to terminate sub-advisers, and to engage and enter into and materially amend existing sub-advisory agreements, upon the approval of the Board of Trustees (the “Board” or the “Trustees”) of the Trust, without obtaining shareholder approval. We are NOT asking you for a proxy and you are requested NOT to send us a proxy.

The Information Statement will be available on the Trust’s website at https://ntam.northerntrust.com/united-states/all-investor/funds/information-statements until December 24, 2026. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or by sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on August 31, 2026 are entitled to receive this Information Statement. A Notice of Availability of this Information Statement is being sent to shareholders of the Fund on or about September 25, 2026.

Northern Trust Investments, Inc. (“NTI”) and the Management Agreement

NTI, an indirect subsidiary of Northern Trust Corporation (“NTC”), serves as the investment adviser for the Fund and is responsible for the Fund’s overall management and administration. NTI is responsible for providing investment advisory services, including making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Fund and for providing administration services under a Management Agreement dated June 30, 2014, as amended, between the Trust, on behalf of the Fund, and NTI (the “Management Agreement”). The Board supervises the investment advisory services. The Management Agreement also permits NTI, subject to approval by the Board, to delegate to one or more sub-advisers any or all of its portfolio management responsibilities under the Management Agreement pursuant to a written agreement with each sub-adviser, subject to the Order. NTI has delegated portfolio management responsibilities for the Fund to sub-advisers pursuant to sub-advisory agreements with each sub-adviser. NTI remains responsible for supervision and oversight of the portfolio management services performed by the sub-advisers, including compliance with the Fund’s investment objectives and policies. Shareholders of the Fund approved the Management Agreement at a special meeting of shareholders on May 19, 2014.

NTI is entitled to a management fee as compensation for its advisory services and administration services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of the Fund’s average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS

Multi-Manager Global Real Estate Fund	0.780%	First $1 Billion
	0.757%	Next $1 Billion
	0.734%	Over $2 Billion

Janus Henderson Investors US LLC (“JHIUS”) and the JHIUS Agreement.

THE JHIUS AGREEMENT. On June 30, 2026, Janus Henderson Group plc (“JHG”), the parent company of JHIUS, sub-adviser to the Fund, Trian Fund Management, L.P. (“Trian”), and General Catalyst Group Management, LLC (“General Catalyst”) completed a take-private transaction in which JHG was acquired by Jupiter Company Limited, a holding company formed by Trian, and General Catalyst (the “Transaction”). The Transaction was deemed to be a “change in control” of JHIUS under the 1940 Act. As required under the 1940 Act, the sub-advisory agreement between NTI and JHIUS with respect to the Fund (the “Original Sub-Advisory Agreement”) provided for automatic termination upon an assignment, including a change in control. In consideration of the change in ownership of JHIUS, the Board approved a new sub-advisory agreement between NTI and JHIUS (the “New Sub-Advisory Agreement”) at a meeting held on May 20-21, 2026 (the “Meeting”), to take effect upon the date of the change in control of JHIUS. The New Sub-Advisory Agreement took effect on July 1, 2026, and is substantially similar to the Original Sub-Advisory Agreement. There have been no changes to the Fund’s portfolio managers, investment objectives, or principal investment strategies and risks.

The Original Sub-Advisory Agreement between NTI and JHIUS is dated August 21, 2020. NTI recommended that the Board approve the New Sub-Advisory Agreement based on its evaluation of JHIUS’ experienced investment advisory team, differentiated process and expectations that there would be no differences relating to JHIUS resulting from the Transaction other than its private ownership. The material terms and conditions of the New Sub-Advisory Agreement are substantially similar as those of the Original Sub-Advisory Agreement and those of the Fund’s other existing sub-advisory agreements. JHIUS receives fees from NTI for its services out of the fees that the Fund pays to NTI under the Management Agreement. The Fund pays no additional fees directly to JHIUS.

MULTI-MANAGER FUNDS	2	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

SEPTEMBER 25, 2026

INFORMATION ABOUT JHIUS. JHIUS began managing a portion of the Fund effective on September 8, 2020. JHIUS is a wholly-owned indirect subsidiary of Janus Henderson Group Ltd. (“Janus Henderson Group”), which, prior to July 1, 2026, was known as Janus Henderson Group plc. Janus Henderson Group is a wholly owned subsidiary of Jupiter Company Limited. JHIUS is located at 151 Detroit Street, Denver, Colorado 80206. As of June 30, 2026, Janus Henderson Group had approximately $500 billion in assets under management.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below is a list of each executive officer and director of JHIUS indicating position(s) held with JHIUS and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o JHIUS at the address noted above.

NAME	POSITION(S) HELD WITH JHIUS	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

Chris Campbell	Treasurer	—

Berg Crawford	Chief Accounting Officer	—

Peter Falconer	Assistant Secretary	—

Stephanie Grauerholz	Deputy General Counsel	—

Karlene Lacy	Global Head of Tax	—

Kristin Mariani	Chief Compliance Officer	—

Michelle Rosenberg	President, General Counsel and Secretary	—

Steven Saba	Director, Corporate Accounting	—

Steven Schneider	Assistant Secretary	—

Michael Schweitzer	Head of North America Client Group	—

Greg Trinks	Head of US Products	—

OTHER ADVISORY AND SUB-ADVISORY CLIENTS. JHIUS also acts as investment adviser to the SEC-registered investment company listed below, which has similar investment objectives as the Fund. The table below sets forth certain information with respect to each investment company.

NAME OF FUND	NET ASSETS OF FUND AT END OF JULY 2026 (in millions)	ANNUAL RATE OF ADVISORY FEES*	EXPENSE LIMITS**

Janus Henderson Global Real Estate Fund	$355	0.51%	0.91%

*	Actual Compensation Rate Paid to Adviser (%) (for the fiscal year ended September 30, 2025)
**

The Fund pays an investment advisory fee rate that may adjust up or down based on the Fund’s performance relative to its benchmark index during a measurement period. Because a fee waiver and/or reimbursement will have a positive effect upon the Fund’s performance, a fee waiver and/or reimbursement that is in place during the period when the performance adjustment applies may affect the performance adjustment in a way that is favorable to the Adviser, JHIUS.

TRUSTEES’ CONSIDERATIONS IN APPROVING THE NEW SUB-ADVISORY AGREEMENT.

At the Meeting, the Trustees, including all of the Trustees who are not “interested persons” (“Independent Trustees”) as defined in the 1940 Act, voting separately, reviewed and approved the continuance of the Original Sub-Advisory Agreement between NTI and JHIUS with respect to the Fund for an additional one-year period.

At the Meeting, it was discussed that JHIUS had entered into an agreement pursuant to which Janus Henderson Group plc, the parent company of JHIUS, was to be acquired by Jupiter Company Limited, a holding company formed by Trian and General Catalyst, on or about June 30, 2026 (as previously defined herein, the “Transaction”). The Transaction would be deemed to be a “change in control” of JHIUS under the 1940 Act. As required under the 1940 Act, the Original Sub-Advisory Agreement provided for its automatic termination upon an assignment,

NORTHERN INFORMATION STATEMENT	3	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

including a change in control. Accordingly, in order for JHIUS to continue to serve as a sub-adviser to the Fund following the closing of the Transaction, the Board was required to consider the approval of a new sub-advisory agreement between NTI and JHIUS, to take effect upon the closing of the Transaction. At the Meeting, the Independent Trustees, voting separately, reviewed and approved a new sub-advisory agreement with respect to the Fund between NTI and JHIUS (as previously defined herein, the “New Sub-Advisory Agreement” and together with the Original Sub-Advisory Agreement, the “Sub-Advisory Agreements”).

In advance of and at the Meeting, the Trustees received, considered and discussed a variety of information relating to the Sub-Advisory Agreements and JHIUS. This information included written materials and verbal presentations at an in-person Board meeting held on February 18-19, 2026 (the “February Meeting”), and an executive session of the Independent Trustees held via videoconference on April 16, 2026 (the “April Meeting”). At the Meeting, the Trustees considered these reports and presentations and discussed the information that had been provided. Throughout the process, the Trustees asked questions of and requested additional information from NTI. In connection with their deliberations, the Independent Trustees met separately with and were advised by their independent legal counsel and received a memorandum from their independent legal counsel regarding their responsibilities under applicable law. They met in executive sessions at the Meeting and each of the other Board meetings with their independent legal counsel and without employees of NTI or the interested Trustee present.

At the Meeting, the Trustees, including all of the Independent Trustees, reviewed and discussed information and written materials from NTI and JHIUS regarding: (i) the nature and quality of the investment advisory services to be provided by JHIUS, including the experience and qualifications of the personnel providing such services; (ii) JHIUS’ financial condition, history of operations and ownership structure; (iii) JHIUS’ brokerage and soft dollar practices; (iv) JHIUS’ investment strategies and styles of investing; (v) JHIUS’ performance history with respect to the Fund; (vi) information with respect to JHIUS’ risk management and cybersecurity programs, compliance policies and procedures (including its code of ethics), and the Chief Compliance Officer’s (“CCO”) evaluations of such policies and procedures, as well as JHIUS’ regulatory history; (vii) JHIUS’ conflicts of interest in managing the Fund, including JHIUS’ other financial or business relationships with NTI or its affiliates; and (viii) the terms of the New Sub-Advisory Agreement. In considering the New Sub-Advisory Agreement, the Trustees considered that the Board had also approved JHIUS’ Original Sub-Advisory Agreement at the Meeting. The Trustees also considered that the terms of the New Sub-Advisory Agreement were substantially similar to those of the Original Sub-Advisory Agreement other than a reduction in the sub-advisory fee. The Trustees also considered NTI’s discussion of the reasons that it believes that JHIUS’ continued services as a sub-adviser to the Fund is in the best interests of the Fund’s shareholders. The Trustees reviewed and discussed NTI’s strategy for allocating assets between JHIUS and the other sub-adviser to the Fund, as well as the current allocations of assets between the sub-advisers, noting that they are not proposed to change.

In evaluating the New Sub-Advisory Agreement, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision, and each Trustee may have attributed different weight to different factors. However, the Trustees relied upon the recommendations and performance evaluations of NTI with respect to JHIUS.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by NTI with respect to JHIUS’ operations, qualifications, and experience in managing the type of strategy for which JHIUS was engaged in connection with the Fund. The Trustees placed emphasis on the CCO’s compliance program and the ongoing compliance monitoring for JHIUS. The Trustees concluded that JHIUS had provided, and was able to provide, quality services to the Fund.

Fees, Expenses and Performance

The Trustees considered that the sub-advisory fees to be paid to JHIUS under the New Sub-Advisory Agreement were lower than those paid under the Original Sub-Advisory Agreement and that JHIUS would continue to be paid sub-advisory fees by NTI out of NTI’s management fees and not directly by the Fund. The Trustees also considered that the terms of the New Sub-Advisory Agreement were substantially similar to those of the Original Sub-Advisory Agreement. The Trustees believed, based on NTI’s representations, that the New Sub-Advisory Agreement had been negotiated at arm’s-length between NTI and JHIUS. In addition, the Trustees reviewed and compared JHIUS’ fees paid by NTI out of its management fees and fees paid to JHIUS by its other accounts with similar strategies. Finally, the Trustees considered NTI’s representations that the fees to be paid to JHIUS were reasonable in light of the existing and anticipated quality of the services to be performed by it.

While the Trustees considered NTI’s profitability with respect to the Fund, they did not consider JHIUS’ projected profitability, which they did not consider particularly relevant given that NTI pays JHIUS out of its own management fees and thus had an incentive to negotiate the lowest possible sub-advisory fees.

MULTI-MANAGER FUNDS	4	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

SEPTEMBER 25, 2026

The Trustees considered and evaluated the performance information presented with respect to JHIUS and NTI’s evaluation of JHIUS’ performance. This information was compared to performance information with respect to an applicable performance benchmark that represents JHIUS’ sub-advised strategy. The Trustees noted that although the Fund underperformed its performance benchmark for the one-year, three-year, five-year, and since inception periods ended March 31, 2026, the portion of the Fund managed by JHIUS outperformed the performance benchmark for the same periods.

The Trustees concluded that, based upon the information provided, JHIUS’ performance was generally satisfactory.

Economies of Scale

The Trustees considered information prepared by NTI that showed that the levels of aggregate sub-advisory fee rates generally decreased as the Fund’s assets increased, as JHIUS had breakpoints incorporated into its sub-advisory fee structure. However, the Trustees generally considered economies of scale with respect to the Fund primarily at the management fee rate level given that NTI pays JHIUS out of its own management fees, including NTI’s contractual expense limitations for the Fund.

Other Benefits

The Trustees considered other benefits derived or to be derived by JHIUS as a result of its relationship with the Fund. These benefits included research and other benefits in connection with brokerage commissions paid by the Fund. The Trustees noted that they had received reports from the Trust’s CCO with respect to the quality of JHIUS’ trade execution on behalf of the Fund and soft dollar usage.

Conclusion

Based on the Trustees’ deliberations and the recommendations by NTI, the Trustees, including the Independent Trustees, concluded that the fees paid (and proposed to continue being paid) to JHIUS were fair and reasonable in light of the services provided by JHIUS. The Trustees concluded that the New Sub-Advisory Agreement should be approved.

Additional Information

MANAGEMENT AND SUB-ADVISORY FEES. For the fiscal year ended March 31, 2026, the Fund paid management fees to NTI, and NTI paid sub-advisory fees to the Fund’s sub-advisers, in the aggregate amounts and as a percentage of the Fund’s average daily net assets, set forth in the chart below.

FUND	NET MANAGEMENT FEES PAID TO NTI BY FUND		SUB-ADVISORY FEES PAID TO SUB-ADVISERS BY NTI

Multi-Manager Global Real Estate Fund	$617,262	0.72%	$351,018	0.41%

No brokerage commissions were paid by the Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Fund for the fiscal year ended March 31, 2026.

INFORMATION ABOUT NTI. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. NTI is an indirect subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

INFORMATION ABOUT THE DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at 190 Middle Street, Suite 301, Portland, ME 04101, serves as the Fund’s distributor. NTI acts as administrator for the Fund. The Northern Trust Company (“TNTC”), located at 50 South LaSalle Street, Chicago, IL 60603, serves as transfer agent, custodian and sub-administrator to the Fund.

SHAREHOLDER REPORTS. The Fund will furnish, without charge, copies of its annual report for the period ended March 31, 2026, and semi-annual report for the period ended September 30, 2025, to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, IL 60675-5986, by telephone at (800) 595-9111, or by e-mail at northern-funds@ntrs.com. Copies of the Fund’s annual report, semi-annual report, and other documents are also available on the Fund’s website: https://ntam.northerntrust.com/united-states/all-investor/funds#literature.

SHARE OWNERSHIP INFORMATION. As of August 31, 2026, the record date for shareholders receiving this Information Statement, the Fund had 4,761,277.84 shares outstanding.

As of August 31, 2026, TNTC and its affiliates held of record more than 25% of the outstanding shares of the Fund as agent, custodian, trustee or investment adviser on behalf of their customers. As of August 31, 2026, the names and share ownership of the entities or individuals (whose mailing address, unless otherwise indicated, is c/o The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, 60603) that, to the knowledge of

NORTHERN INFORMATION STATEMENT	5	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

the Trust’s management, held of record or beneficially owned more than 5% of the outstanding shares of the Fund were as follows:

NAME OF FUND	NAME OF ENTITY OR INDIVIDUAL	NUMBER OF SHARES	% OF FUND

Multi-Manager Global Real Estate Fund	SEARCH Mutual Funds	455,538	9.57%

Multi-Manager Global Real Estate Fund	A. E. Delaney 2024 DE Trust	413,260	8.68%

Multi-Manager Global Real Estate Fund	Quest Fund LLC	334,297	7.02%

Multi-Manager Global Real Estate Fund	Delaney Trust A. E. D.	266,305	5.59%

As of August 31, 2026, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Fund.

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Information Statement, the Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders. Meetings of shareholders of the Trust, or any series or class thereof, may be called by Trustees, certain officers or upon the written request of holders of 10% or more of the shares entitled to vote at such meeting. The power to call a vote with respect to shareholders of the Fund is vested exclusively in the Board. To the extent required by law, the Trust will assist in shareholder communications in connection with a meeting called by shareholders. The shareholders of the Trust will have voting rights only with respect to the limited number of matters specified in the Trust Agreement and such other matters as the Trustees may determine or may be required by law. Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of the Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northerntrust.com/funds	MM INFOR ST NMMGX (9/26)

NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement relating to the Multi-Manager Global Real Estate Fund (the “Fund”). The Fund is a series of Northern Funds (the “Trust”). The Information Statement contains important information and is available to you on the internet at https://ntam.northerntrust.com/united-states/all-investor/funds/information-statements. We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes a recent change in control of a sub-adviser relating to the Fund. Specifically, Janus Henderson Group plc, the parent company of the Fund’s sub-adviser Janus Henderson Investors US LLC (“JHIUS”), was acquired on June 30, 2026 by Jupiter Company Limited, a holding company formed by Trian Fund Management, L.P. and General Catalyst Group Management, LLC. The acquisition was deemed to be a “change in control” of JHIUS under the Investment Company Act of 1940, as amended (the “1940 Act”). As required under the 1940 Act, the sub-advisory agreement between JHIUS and Northern Trust Investments, Inc. (“NTI”) with respect to the Fund (the “Original Sub-Advisory Agreement”) provided for automatic termination upon an assignment, including a change in control. Due to the termination of the Original Sub-Advisory Agreement, the Board of Trustees of the Trust (the “Board”) approved a new sub-advisory agreement between JHIUS and NTI (the “New Sub-Advisory Agreement”). The New Sub-Advisory Agreement took effect on July 1, 2026, and is substantially similar to the Original Sub-Advisory Agreement. There have been no changes to the Fund’s portfolio managers, investment objectives, or principal investment strategies and risks.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows the Fund’s investment adviser to enter into a sub-advisory agreement or materially amend an existing sub-advisory agreement, upon the approval of the Board, without obtaining shareholder approval. The Order requires that an information statement be sent to shareholders of the Fund that provides information regarding the new sub-adviser and sub-advisory agreement. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of Information Statement is being mailed on or about September 25, 2026, to shareholders of record of the Fund as of August 31, 2026. The Information Statement will be available on the Trust’s website at https://ntam.northerntrust.com/united-states/all-investor/funds/information-statements until December 24, 2026. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at 800-595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank will send to your household only one copy of this Notice of Internet Availability of Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Notice of Internet Availability of Information Statement, the Fund undertakes to deliver promptly a separate copy of this Notice of Internet Availability of Information Statement to you upon written or oral request. If you would like to receive a separate copy of future notices of internet availability of information statements, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. If you are currently receiving multiple copies of annual reports, information statements, or notices of internet availability of information statements, and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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